UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2006

PACIFIC CMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27653	84-1475073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

c/o Airgate International Corporation
153-10 Rockaway Boulevard
Jamaica, New York 11434
(Address of Principal Executive Offices/Zip Code)

(212) 247-0049
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement

Pacific CMA, Inc. (the “Company”) entered into a Stock Purchase Agreement with HTL Logistics Limited, a Cayman Island corporation (“HTL”), pursuant to which the Company has agreed to acquire (the “Acquisition”) seventy percent (70%) of the outstanding shares of capital stock of HTL for a purchase price consisting of (i) US$1,330,000 and (ii) 2,800,000 shares of the Company’s restricted Common Stock. The Company has also been granted an option to purchase the remaining thirty percent (30%) of HTL’s outstanding shares of capital stock, which may be exercised by the Company’s paying (i) US$570,000 and (ii) issuing up to 2,200,000 shares of restricted Common Stock determined as follows:

Time following Closing when
the Option Exercised		Number of Shares

1.	0-12 months	1,320,000 shares of restricted Common Stock

2.	12 months - 24 months	1,440,000 shares of restricted Common Stock

3.	24 months - 36 months
(i) 1,800,000 shares of restricted Common Stock if the net profit of HTL and its subsidiaries (“Net Profit”) is between $1,200,000 and $2,200,000; (ii) 2,000,000 shares of restricted Common Stock if the Net Profit is between $2,200,000 and $2,400,000; or (iii) 2,200,000 shares of restricted Common Stock if the Net Profit is $2,400,000 or above.

In addition, the Company has agreed to issue to HTL’s shareholders up to a maximum of 750,000 shares of restricted Common Stock per year, for each of 2006, 2007 and 2008, if Net Profit exceeds US$500,000, during each of those years. The aggregate number of shares of restricted Common Stock issuable for each year is determined by multiplying Net Profit for the applicable year by 0.45, subject to the limitations described above.

The Stock Purchase Agreement provides for the closing of the Acquisition on or before July 1, 2006, and is subject to the Company’s obtaining equity financing.

For more information on the Acquisition, see the press release, filed herewith as an exhibit. The foregoing descriptions of the Stock Purchase Agreement are qualified by reference in their entirety to the copy of the Stock Purchase Agreement which also is filed herewith as an exhibit and incorporated in this Item 1.01 by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

10.32	Stock Purchase Agreement, dated as of April 20, 2006, by and among A. Reyaz Farook, MKI Reyaz, HTL Logistics Limited and Pacific CMA, Inc.

99.1	Press Release issued April 26, 2006,

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Remainder of Page Intentionally Left Blank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/ Alfred Lam
Name: Alfred Lam
Title: Chairman and CEO

Dated: April 24, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.32	Stock Purchase Agreement, dated as of April 20, 2006, by and among A. Reyaz Farook, MKI Reyaz, HTL Logistics Limited and Pacific CMA, Inc.

99.1	Press Release issued April 26, 2006,